Exhibit 99.1

FOR IMMEDIATE RELEASE

900 S. Shackleford, Suite 401	FOR FURTHER INFORMATION CONTACT:
Little Rock, AR 72211	Matt Machen | CEO
Sherri Billings | CFO
501.975.6033

Bear State Financial, Inc. Announces Full Year 2017 Earnings

FINANCIAL HIGHLIGHTS:

●

Full year 2017 GAAP net income was $20.4 million or $0.54 per diluted common share, compared to GAAP net income of $17.5 million or $0.46 per diluted common share for the full year 2016 representing a 17% increase in both GAAP net income and GAAP net income per diluted common share.

●

Full year 2017 core earnings were $24.6 million or $0.65 per diluted common share, compared to core earnings of $16.9 million or $0.45 per diluted common share for the full year 2016 representing a 46% increase in core earnings and a 44% increase in core earnings per diluted common share.

●

Fourth quarter 2017 GAAP net income was $3.7 million, a 24% decrease from $4.8 million for the fourth quarter of 2016. Diluted earnings per common share for the fourth quarter of 2017 was $0.10, a 23% decrease from $0.13 for the fourth quarter of 2016.

●

Fourth quarter 2017 core earnings were $6.6 million, a 36% increase from $4.9 million for the fourth quarter of 2016. Diluted core earnings per common share for the fourth quarter of 2017 was $0.17, a 31% increase from $0.13 for the fourth quarter of 2016.

●

The Company’s efficiency ratio improved to 57% in the fourth quarter of 2017 compared to 63% in the fourth quarter of 2016. Further, the Company’s core efficiency ratio improved to 54% in the fourth quarter of 2017 compared to 63% in the fourth quarter of 2016.

●

Book value per common share was $6.68 at December 31, 2017, an 8% increase from $6.21 at December 31, 2016. Tangible book value per common share was $5.37 at December 31, 2017, a 10% increase from $4.86 at December 31, 2016.

Little Rock, AR – January 18, 2018 – Bear State Financial, Inc. (the “Company,” NASDAQ: BSF), today reported earnings of $3.7 million and earnings per diluted common share of $0.10 in the fourth quarter of 2017, compared to earnings of $4.8 million or $0.13 per diluted common share in the fourth quarter of 2016. Core earnings for the fourth quarter of 2017 were $6.6 million or $0.17 per diluted common share compared to core earnings of $4.9 million or $0.13 per diluted common share in the fourth quarter of 2016. In the fourth quarter of 2017, the Company was required to revalue its deferred tax assets and deferred tax liabilities as a result of the “Tax Cuts and Jobs Act” signed into law on December 22, 2017. The impact was a one-time, non-cash charge to income tax provision on the income statement of approximately $2.5 million.

For the full year of 2017, net income was $20.4 million and earnings per diluted common share was $0.54 compared to net income of $17.5 million or $0.46 per diluted common share for the full year of 2016. Core earnings for the full year of 2017 were $24.6 million or $0.65 per diluted common share compared to core earnings of $16.9 million or $0.45 per diluted common share for the full year of 2016.

On August 22, 2017, the Company and Bear State Bank entered into an Agreement and Plan of Reorganization with Arvest Bank, an Arkansas banking corporation (“Arvest”), and Arvest Acquisition Sub, Inc., an Arkansas corporation and a wholly-owned subsidiary of Arvest (“Acquisition Sub”), pursuant to which Arvest will acquire the Company and Bear State Bank (the “Merger”).

Pursuant to the Agreement, each share of the Company’s common stock issued and outstanding as of the effective time of the Merger will be converted into a right to receive $10.28 per share, payable in cash. The Merger is expected to close in the first quarter of 2018 and is pending federal regulatory approval. At a Special Meeting of Shareholders of the Company held November 15, 2017, the proposal to adopt the Agreement and to approve the Merger was approved by shareholders of the Company.

FINANCIAL CONDITION

Total assets were $2.16 billion at December 31, 2017, a 5% increase compared to $2.05 billion at December 31, 2016. The increase in total assets was primarily due to increases in investment securities and loans. Total loans were $1.67 billion at December 31, 2017, an increase of $117.0 million, or 8%, compared to December 31, 2016 and investment securities were $239.6 million at December 31, 2017, an increase of $24.1 million, or 11%, compared to December 31, 2016. Total deposits were $1.50 billion at December 31, 2017, a 9% decrease compared to $1.64 billion at December 31, 2016.

Total stockholders’ equity was $252.2 million at December 31, 2017, an 8% increase from $233.4 million at December 31, 2016. Tangible common stockholders’ equity was $202.7 million at December 31, 2017, an 11% increase from $182.9 million at December 31, 2016. Book value per common share was $6.68 at December 31, 2017, an 8% increase from $6.21 at December 31, 2016. Tangible book value per common share was $5.37 at December 31, 2017, a 10% increase from $4.86 at December 31, 2016. The Company’s ratio of total stockholders’ equity to total assets increased to 11.68% at December 31, 2017, compared to 11.37% at December 31, 2016. The calculation of the Company’s tangible book value per common share and tangible common stockholders’ equity and the reconciliation of such non-GAAP financial measures to the most comparable GAAP measures are included in the schedules accompanying this release.

RESULTS OF OPERATIONS

The Company recognized fourth quarter 2017 net income of $3.7 million or $0.10 per diluted common share compared to net income of $4.8 million or $0.13 per diluted common share in the fourth quarter of 2016, resulting in a return on average assets of 0.66% in the fourth quarter of 2017, compared to 0.95% in the fourth quarter of 2016. Calculation of net income in accordance with GAAP includes what the Company considers “non-core” items, which are items that we do not consider indicative of our core operating performance and which are not necessarily comparable from year to year. The Company reports core earnings, which is a non-GAAP financial measure that the Company defines as GAAP net income less non-core items. The reconciliation of GAAP net income to core earnings together with related financial measures and ratios is included in the schedules accompanying this release.

Fourth quarter 2017 core earnings totaled $6.6 million or $0.17 per diluted common share, compared to core earnings of $4.9 million or $0.13 per diluted common share in the fourth quarter of 2016. For the fourth quarter of 2017 and 2016, respectively, the core return on average assets measured 1.18% and 0.95%, core return on average equity measured 10.40% and 8.23% and core return on average tangible equity measured 12.95% and 10.50%. Non-core items during the fourth quarter of 2017 included transaction-related expenses incurred in connection with the pending transaction with Arvest totaling $677,000 and a deferred tax asset adjustment of $2.5 million. The effect of non-core items, net of taxes, decreased GAAP net income by approximately $2.9 million for the fourth quarter of 2017.

Net interest income for the fourth quarter of 2017 was $18.9 million compared to $17.1 million for the same period in 2016. Net interest income for the year ended December 31, 2017 was $75.5 million, compared to $67.5 million for the same period in 2016. Interest income for the fourth quarter of 2017 was $22.0 million compared to $19.2 million for the same period in 2016. Interest income for the year ended December 31, 2017 was $86.3 million compared to $75.4 million for the same period in 2016. The increases in interest income for the three and twelve months ended December 31, 2017 compared to the same periods in 2016 were primarily related to increases in the average balances of and the yields earned on loans receivable and investment securities. Interest expense for the fourth quarter of 2017 was $3.1 million compared to $2.1 million for the same period in 2016. Interest expense for the year ended December 31, 2017 was $10.7 million compared to $7.9 million for the same period in 2016. The increases in interest expense for the three and twelve months ended December 31, 2017 compared to the same periods in 2016 were primarily due to increases in the average balance of borrowings and increases in the average rate paid on deposits.

Net interest margin measured 3.67% for the fourth quarter of 2017, compared to 3.75% for the same period in 2016. Net interest margin for the year ended December 31, 2017 was 3.79%, compared to 3.85% for the same period in 2016. The average yield on interest-earning assets for the fourth quarter of 2017 was 4.27% compared to 4.21% for the same period in 2016 and was 4.33% for the year ended December 31, 2017 compared to 4.30% for the same period in 2016. The average cost of interest-bearing liabilities increased to 0.70% for the fourth quarter of 2017, compared to 0.54% for the same period in 2016. The average cost of total interest-bearing liabilities for the year ended December 31, 2017 was 0.63%, compared to 0.53% for the same period in 2016.

Noninterest income is generated primarily through deposit account fee income, profit on sale of mortgage loans, and earnings on life insurance policies. Total noninterest income for the three months ended December 31, 2017 decreased to $3.8 million from $4.4 million for the same period in 2016, a 14% decrease. Total noninterest income of $16.8 million for the year ended December 31, 2017 increased from $16.7 million for the same period in 2016, a 1% increase. The decrease in the three month comparison period was primarily due to a decrease in gain on sales of loans due to a decrease in the number of loans sold during the quarter, slightly offset by an increase in deposit fee income. The increase in the twelve month comparison period was primarily due to increases in deposit fee income and earnings on bank owned life insurance, partially offset by a decrease in gain on sales of loans.

Total noninterest expense decreased $667,000, or 5%, for the fourth quarter of 2017 compared to the fourth quarter of 2016. Total noninterest expense decreased $2.9 million or 5% during the year ended December 31, 2017 compared to the same period in 2016. The decrease in total noninterest expense for the three and twelve month comparative periods was primarily related to the Company’s efforts to improve its operational efficiency as well as a decrease in the number of branches.

Income tax provision increased by $3.4 million, or 153%, for the fourth quarter of 2017 compared to the fourth quarter of 2016, primarily due to a $2.5 million revaluation of deferred tax assets and liabilities to account for the future impact of lower corporate tax rates as a result of the “Tax Cuts and Jobs Act” signed into law on December 22, 2017. Income tax provision for the year ended December 31, 2017 increased by $6.1 million or 89% compared to 2016, primarily due to the tax rate revaluation of the deferred tax asset as well as an increase in taxable income in 2017 partially offset by the recording of a valuation allowance reversal of $897,000 on deferred tax assets in the second quarter of 2016. The Company’s effective tax rate for the quarter ended December 31, 2017 (excluding the tax rate revaluation of the deferred tax asset) was 32.50% compared to 31.20% for the quarter ended December 31, 2016. The Company’s effective tax rate for the year ended December 31, 2017 (excluding the tax rate revaluation of the deferred tax asset) was 31.86% compared to 31.90% for the year ended December 31, 2016 (excluding the valuation allowance reversal).

ASSET QUALITY

The ratio of nonperforming assets to total assets decreased to 0.87% at December 31, 2017, compared to 0.94% at December 31, 2016. The allowance for loan losses represented 1.14% of total loans at December 31, 2017 compared to 1.00% at December 31, 2016. The ratio of the allowance for loan losses to nonperforming loans was 111% at December 31, 2017, compared to 90% at December 31, 2016. Annualized net charge-offs as a percentage of average loans for the quarter ended December 31, 2017 was 0.04% compared to 0.10% for the quarter ended December 31, 2016. Provision for loan losses decreased from $851,000 for the fourth quarter of 2016 to $464,000 for the fourth quarter of 2017. Provision for loan losses for the year ended December 31, 2017 increased to $4.5 million from $2.5 million for 2016. The increase in the provision for the year was primarily attributable to loan originations and migration of acquired loans from the purchased loan portfolio to the originated loan portfolio.

About Bear State Financial, Inc.

Bear State Financial, Inc. is the parent company for Bear State Bank. Bear State Financial, Inc. common stock is traded on the NASDAQ Global Market under the symbol BSF.  For more information on Bear State Financial, Inc. please visit www.bearstatefinancial.com. Its principal subsidiary, Bear State Bank, is a community oriented financial institution providing a broad line of financial products to individuals and business customers.  Bear State Bank operates 42 branches, three personalized technology centers equipped with interactive teller machines and three loan production offices throughout Arkansas, Southwest Missouri and Southeast Oklahoma.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures in addition to results presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures and they should be read and used in conjunction with the Company’s GAAP financial information. In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders. The Company utilizes the non-GAAP measure of core earnings, which management believes is useful in evaluating operating trends from period to period, including components of core revenue and core expense. Core earnings and its components exclude amounts that the Company views as unrelated to its normalized operations. Management and the Board of Directors also utilize core earnings or components of core earnings and related ratios in the preparation of the Company’s operating budgets, monthly financial performance reporting and investor presentations of Company performance and in the calculation of annual performance-based incentives for certain members of management. In 2016, the Company modified its definition of core earnings to clarify that a material amount of net gains, losses or impairments to the Company’s real estate owned (“REO”) portfolio during an applicable reporting period will be considered a non-core item and will thus be excluded from core earnings. Immaterial net gains, losses and impairments to the REO portfolio, however, will not be considered a non-core item and will not be excluded from core earnings. The Company believes that while activity within the REO portfolio is a recurring aspect of its core business, material changes to the portfolio are not indicative of the Company’s normalized banking operations.

The Company also reports certain non-GAAP equity measures (including tangible stockholders’ equity, tangible book value per common share and related ratios) that exclude intangible assets from their calculation. Management believes that these non-GAAP tangible measures provide additional useful information about the capital strength of the Company to the investment community, as these measures are widely used by industry analysts for banks and bank holding companies with prior merger and acquisition activity. A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables.

Forward-Looking Statements

This press release contains statements about future events that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “plan,” “intend,” “anticipate,” “expect,” or similar terms or variations of those terms, or the negative of those terms. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between the Company and Arvest.  Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risks previously disclosed in the Company’s filings with the SEC; the Company’s and Arvest’s ability to consummate the Merger or satisfy the conditions to the completion of the Merger, the failure of the proposed Merger to close for any other reason; occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement; the effect of the announcement of the Merger on customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees or customers); the diversion of management time on transaction related issues;  general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of Bear State Bank’s pricing, products and services, and with respect to the loans extended by Bear State Bank and real estate owned, market prices of the property securing loans and the costs of collection and sales. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

BEAR STATE FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL DATA – UNAUDITED
(In thousands)

	December	September	June	March	December
	2017	2017	2017	2017	2016

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$646,272	$661,155	$632,149	$604,888	$587,633
Consumer real estate - mortgage loans	391,225	393,082	396,550	397,898	389,107
Farmland	96,786	99,189	97,881	98,672	94,018
Construction and land development	157,453	147,071	131,046	129,078	125,785
Commercial and industrial loans	345,087	373,464	364,194	370,961	323,096
Consumer and other	36,036	36,859	36,624	36,100	36,265
Total loans	1,672,859	1,710,820	1,658,444	1,637,597	1,555,904
Loans held for sale	3,815	7,258	7,470	4,735	8,954
Allowance for loan losses	(18,992)	(18,682)	(17,083)	(16,821)	(15,584)
Investment securities and other investments	266,658	273,073	275,805	268,981	229,212
Goodwill	40,196	40,196	40,196	40,196	40,196
Core deposit intangible, net	9,332	9,587	9,842	10,098	10,353
Total assets	2,160,054	2,241,459	2,239,090	2,174,041	2,053,175
Noninterest-bearing deposits	217,582	232,004	255,806	221,891	223,038
Total deposits	1,499,444	1,589,136	1,703,246	1,669,066	1,644,080
Short term borrowings	13,445	21,629	17,856	17,831	19,114
FHLB advances	374,661	359,791	254,928	225,072	129,992
Other borrowings	12,150	12,525	11,600	13,506	22,012
Total stockholders' equity	252,248	249,209	244,533	237,912	233,427

Balance sheet data, quarterly averages:
Total loans	$1,695,811	$1,706,952	$1,659,830	$1,607,892	$1,536,703
Investment securities	269,441	276,578	271,402	248,355	217,522
Total earning assets	2,039,624	2,049,894	1,990,562	1,886,813	1,810,802
Goodwill	40,196	40,196	40,196	40,196	40,196
Core deposit intangible, net	9,497	9,754	10,008	10,265	10,519
Total assets	2,233,918	2,246,331	2,190,240	2,092,022	2,019,792
Noninterest-bearing deposits	222,770	225,383	220,511	213,467	229,296
Interest-bearing deposits	1,335,165	1,411,163	1,435,630	1,414,137	1,416,991
Total deposits	1,557,935	1,636,546	1,656,141	1,627,604	1,646,287
Short term borrowings	20,425	20,375	15,463	15,549	17,983
FHLB advances	381,553	321,631	258,658	190,965	94,336
Other borrowings	12,256	12,193	11,898	16,247	22,161
Total stockholders' equity	252,755	248,559	242,263	236,247	234,339

Statement of income data for the three months ended:
Interest income	$21,972	$22,094	$21,153	$21,048	$19,212
Interest expense	3,079	2,958	2,496	2,214	2,105
Net interest income	18,893	19,136	18,657	18,834	17,107
Provision for loan losses	464	1,863	821	1,349	851
Net interest income after provision for loan losses	18,429	17,273	17,836	17,485	16,256
Noninterest income	3,769	4,191	4,694	4,176	4,394
Noninterest expense	12,958	14,260	12,795	14,444	13,625
Income before taxes	9,240	7,204	9,735	7,217	7,025
Income tax provision	5,544	2,072	3,078	2,300	2,192
Net income	$3,696	$5,132	$6,657	$4,917	$4,833

BEAR STATE FINANCIAL, INC.
SELECTED CONSOLIDATED FINANCIAL DATA – UNAUDITED

	December	September	June	March	December
	2017	2017	2017	2017	2016

Common stock data:
Net income per share, diluted	$0.10	$0.14	$0.18	$0.13	$0.13
Core earnings per share, diluted	$0.17	$0.16	$0.17	$0.15	$0.13
Book value per share	$6.68	$6.61	$6.48	$6.31	$6.21
Tangible book value per share	$5.37	$5.29	$5.16	$4.98	$4.86
Diluted weighted average shares outstanding	37,982,761	37,921,016	37,883,264	37,880,022	37,833,124
End of period shares outstanding	37,767,613	37,729,837	37,713,171	37,689,939	37,618,597

Profitability and performance ratios:
Return on average assets	0.66%	0.91%	1.22%	0.95%	0.95%
Core return on average assets	1.18%	1.04%	1.15%	1.14%	0.95%
Return on average equity	5.80%	8.19%	11.02%	8.44%	8.18%
Core return on average equity	10.40%	9.38%	10.36%	10.06%	8.23%
Core return on average tangible equity	12.95%	11.74%	13.07%	12.80%	10.50%
Net interest margin	3.67%	3.70%	3.76%	4.05%	3.75%
Noninterest income to total revenue	16.63%	17.97%	20.10%	18.15%	20.44%
Noninterest income to average assets	0.67%	0.74%	0.86%	0.81%	0.86%
Noninterest expense to average assets	2.30%	2.52%	2.34%	2.80%	2.68%
Efficiency ratio	57.18%	61.13%	54.79%	62.77%	63.37%
Core efficiency ratio(1)	54.36%	54.56%	55.70%	56.00%	63.18%
Average loans to average deposits	108.85%	104.30%	100.22%	98.79%	93.34%
Securities to total assets	12.34%	12.18%	12.32%	11.52%	10.49%

Asset quality ratios:
Allowance for loan losses to total loans	1.14%	1.09%	1.03%	1.03%	1.00%
Allowance for loan losses to non-performing loans	110.67%	104.56%	104.00%	94.20%	89.69%
Nonperforming loans to total loans	1.03%	1.04%	0.99%	1.09%	1.12%
Nonperforming assets to total assets	0.87%	0.85%	0.78%	0.87%	0.94%
Annualized net charge offs to average total loans	0.04%	0.06%	0.14%	0.03%	0.10%

Regulatory capital ratios:
Tier 1 leverage ratio	9.36%	9.16%	9.18%	9.27%	9.47%
Common equity tier 1 capital ratio	11.30%	10.84%	10.85%	10.58%	11.04%
Tier 1 capital to risk weighted assets	11.30%	10.84%	10.85%	10.58%	11.04%
Total capital to risk weighted assets	12.35%	11.84%	11.80%	11.52%	11.96%

(1)   Core efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by total core revenue (the sum of net interest income and core noninterest income). Other companies may define and calculate this data differently.

BEAR STATE FINANCIAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except share data)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$53,568	$78,789
Interest-bearing time deposits in banks	4,075	4,571
Investment securities:
Available for sale securities, at fair value	196,806	188,476
Held to maturity securities, at amortized cost (fair value of $42,849 and $25,090, respectively)	42,775	26,977
Other investment securities, at cost	27,077	13,759
Loans receivable, net of allowance of $18,992 and $15,584, respectively	1,654,245	1,540,805
Loans held for sale	3,815	8,954
Accrued interest receivable	7,677	7,006
Real estate owned, net	1,648	1,945
Office properties and equipment, net	50,546	54,049
Office properties and equipment held for sale	2,201	5,337
Cash surrender value of life insurance	58,200	57,267
Goodwill	40,196	40,196
Core deposit intangibles, net	9,332	10,353
Deferred tax asset, net	4,611	11,619
Prepaid expenses and other assets	3,282	3,072

TOTAL	$2,160,054	$2,053,175

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Noninterest bearing deposits	$217,582	$223,038
Interest bearing deposits	1,281,862	1,421,042
Total deposits	1,499,444	1,644,080
Securities sold under agreement to repurchase	13,445	19,114
Other borrowings	386,811	152,004
Other liabilities	8,106	4,550

Total liabilities	1,907,806	1,819,748

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.01 par value—5,000,000 shares authorized; none issued at December 31, 2017 or 2016	--	--
Common stock, $0.01 par value—100,000,000 shares authorized; 37,767,613 and 37,618,597 shares issued and outstanding at December 31, 2017 and 2016, respectively	378	376
Additional paid-in capital	210,599	209,274
Accumulated other comprehensive income (loss)	180	(1,436)
Retained earnings	40,091	25,213

Total stockholders’ equity	252,248	233,427

TOTAL	$2,160,054	$2,053,175

BEAR STATE FINANCIAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except earnings per share)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
INTEREST INCOME:
Loans receivable	$20,065	$17,924	$79,120	$70,936
Investment securities:
Taxable	735	475	2,750	1,952
Nontaxable	927	729	3,700	2,185
Other	245	84	697	313
Total interest income	21,972	19,212	86,267	75,386

INTEREST EXPENSE:
Deposits	1,720	1,729	6,992	6,515
Other borrowings	1,359	376	3,755	1,403
Total interest expense	3,079	2,105	10,747	7,918

NET INTEREST INCOME	18,893	17,107	75,520	67,468

PROVISION FOR LOAN LOSSES	464	851	4,498	2,516

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	18,429	16,256	71,022	64,952

NONINTEREST INCOME:
Net gain on sales of investment securities	--	--	48	19
Deposit fee income	2,461	2,354	9,970	8,994
Earnings on life insurance policies	406	418	2,031	1,665
Gain on sales of loans	703	1,342	3,773	4,796
Other	199	280	1,008	1,237

Total noninterest income	3,769	4,394	16,830	16,711

NONINTEREST EXPENSES:
Salaries and employee benefits	6,752	7,443	28,519	31,168
Net occupancy expense	1,732	1,762	6,987	7,414
Real estate owned, net	29	2	(2)	(377)
FDIC insurance	303	230	1,078	1,099
Amortization of intangible assets	255	255	1,021	1,021
Data processing	1,463	1,341	5,769	5,520
Professional fees	429	531	1,860	2,212
Advertising and public relations	254	316	1,148	1,600
Postage and supplies	205	233	836	1,121
Other	1,536	1,512	7,239	6,567

Total noninterest expenses	12,958	13,625	54,455	57,345

INCOME BEFORE INCOME TAXES	9,240	7,025	33,397	24,318

INCOME TAX PROVISION	5,544	2,192	12,995	6,859

NET INCOME	$3,696	$4,833	$20,402	$17,459

Basic earnings per common share	$0.10	$0.13	$0.54	$0.46

Diluted earnings per common share	$0.10	$0.13	$0.54	$0.46

BEAR STATE FINANCIAL, INC.
AVERAGE CONSOLIDATED BALANCE SHEETS and NET INTEREST ANALYSIS - UNAUDITED
(Dollars in thousands)

	Three Months Ended December 31,
	2017			2016
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,695,811	$20,065	4.69%	$1,536,703	$17,924	4.63%
Investment securities(2)	269,441	1,662	2.45	217,522	1,204	2.20
Other interest-earning assets	74,372	245	1.31	56,577	84	0.59
Total interest-earning assets	2,039,624	21,972	4.27	1,810,802	19,212	4.21
Noninterest-earning assets	194,294			208,990
Total assets	$2,233,918			$2,019,792
Interest-bearing liabilities:
Deposits	$1,335,165	1,720	0.51	$1,416,991	1,729	0.48
Other borrowings	414,234	1,359	1.30	134,480	376	1.11
Total interest-bearing liabilities	1,749,399	3,079	0.70	1,551,471	2,105	0.54
Noninterest-bearing deposits	222,770			229,296
Noninterest-bearing liabilities	8,994			4,686
Total liabilities	1,981,163			1,785,453
Stockholders' equity	252,755			234,339
Total liabilities and stockholders' equity	$2,233,918			$2,019,792

Net interest income		$18,893			$17,107
Net earning assets	$290,225			$259,331
Interest rate spread			3.57%			3.67%
Net interest margin			3.67%			3.75%
Ratio of interest-earning assets to Interest-bearing liabilities			116.59%			116.71%

	Year Ended December 31,
	2017			2016
	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
	(Dollars in Thousands)
Interest-earning assets:
Loans receivable(1)	$1,667,971	$79,120	4.74%	$1,503,245	$70,936	4.72%
Investment securities(2)	266,530	6,450	2.42	203,899	4,137	2.03
Other interest-earning assets	57,803	697	1.21	44,814	313	0.70
Total interest-earning assets	1,992,304	86,267	4.33	1,751,958	75,386	4.30
Noninterest-earning assets	198,865			213,221
Total assets	$2,191,169			$1,965,179
Interest-bearing liabilities:
Deposits	$1,398,840	6,992	0.50	$1,394,194	6,515	0.47
Other borrowings	319,924	3,755	1.17	111,484	1,403	1.26
Total interest-bearing liabilities	1,718,764	10,747	0.63	1,505,678	7,918	0.53
Noninterest-bearing deposits	220,572			226,758
Noninterest-bearing liabilities	6,822			3,447
Total liabilities	1,946,158			1,735,883
Stockholders' equity	245,011			229,296
Total liabilities and stockholders' equity	$2,191,169			$1,965,179

Net interest income		$75,520			$67,468
Net earning assets	$273,540			$246,280
Interest rate spread			3.70%			3.77%
Net interest margin			3.79%			3.85%
Ratio of interest-earning assets to Interest-bearing liabilities			115.91%			116.36%

(1) Includes nonaccrual loans.

(2) Includes FHLB and FRB stock.

BEAR STATE FINANCIAL, INC.
ASSET QUALITY ANALYSIS - UNAUDITED
(Dollars in thousands)

	December 31, 2017		December 31, 2016
	Net (2)	% Total Assets	Net (2)	% Total Assets	Increase (Decrease)
Nonaccrual Loans:
One- to four-family residential	$7,061	0.32%	$6,709	0.33%	$352
Nonfarm nonresidential	7,374	0.34%	5,177	0.25%	2,197
Farmland	657	0.03%	783	0.04%	(126)
Construction and land development	188	0.01%	463	0.02%	(275)
Commercial	1,669	0.08%	4,071	0.20%	(2,402)
Consumer	212	0.01%	173	0.01%	39

Total nonaccrual loans	17,161	0.79%	17,376	0.85%	(215)

Accruing loans 90 days or more past due	--	--	--	--	--

Real estate owned	1,648	0.08%	1,945	0.09%	(297)

Total nonperforming assets	18,809	0.87%	19,321	0.94%	(512)
Performing restructured loans	882	0.04%	4,804	0.23%	(3,922)

Total nonperforming assets and performing restructured loans (1)	$19,691	0.91%	$24,125	1.17%	$(4,434)

(1)

The table does not include substandard loans which were judged not to be impaired totaling $30.7 million at December 31, 2017 and 2016 or acquired ASC 310-30 purchased credit impaired loans which are considered performing.

(2)	Loan balances are presented net of undisbursed loan funds, partial charge-offs and interest payments recorded as reductions in principal balances for financial reporting purposes.

BEAR STATE FINANCIAL, INC.
CALCULATION OF RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS' EQUITY – UNAUDITED
(Dollars in thousands)

	For the Quarter Ending
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Net income available to common stockholders	$3,696	$5,132	$6,657	$4,917	$4,833
Average common stockholders' equity	252,755	248,559	242,263	236,247	234,339
Less average intangible assets:
Goodwill	(40,196)	(40,196)	(40,196)	(40,196)	(40,196)
Core deposit intangible, net of accumulated amortization	(9,497)	(9,754)	(10,008)	(10,265)	(10,519)

Average tangible common stockholders' equity	$203,062	$198,609	$192,059	$185,786	$183,624

Annualized return on average tangible common stockholders' equity	7.2%	10.3%	13.9%	10.7%	10.4%

BEAR STATE FINANCIAL, INC.
CALCULATION OF TANGIBLE BOOK VALUE PER COMMON SHARE - UNAUDITED
(In thousands, except per share data)

	For the Quarter Ending
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Total common stockholder's equity	$252,248	$249,209	$244,533	$237,912	$233,427
Less intangible assets:
Goodwill	(40,196)	(40,196)	(40,196)	(40,196)	(40,196)
Core deposit intangible, net of accumulated amortization	(9,332)	(9,587)	(9,842)	(10,098)	(10,353)
Total intangible assets	(49,528)	(49,783)	(50,038)	(50,294)	(50,549)
Total tangible common stockholder's equity	$202,720	$199,426	$194,495	$187,618	$182,878

Common shares outstanding	37,768	37,730	37,713	37,690	37,619

Tangible book value per common share	$5.37	$5.29	$5.16	$4.98	$4.86

BEAR STATE FINANCIAL, INC.
RECONCILIATION OF NON-GAAP SELECTED CONSOLIDATED FINANCIAL DATA - UNAUDITED
(In thousands, except share data)

		For the Quarter Ending
		December	September	June	March	December
		2017	2017	2017	2017	2016
Net income		$3,696	$5,132	$6,657	$4,917	$4,833
Adj: Loss (gain) on sale of securities, net		--	--	(37)	(11)	--
Adj: Claim on bank owned life insurance		--	--	(395)	--	--
Adj: Merger, acquisition and integration expenses		677	1,253	--	--	--
Adj: Branch restructure expense (1)		(38)	279	29	1,565	41
Adj: Deferred tax asset tax rate adjustment (2)		2,541	(186)	--	--	--
Tax effect of adjustments (3)		(250)	(600)	3	(608)	(16)
Total core earnings	(A)	$6,626	$5,878	$6,257	$5,863	$4,858

Total revenue		$22,662	$23,327	$23,351	$23,010	$21,501
Adj: Gain on sale of securities, net		--	--	(37)	(11)	--
Adj: Claim on bank owned life insurance		--	--	(395)	--	--
Total core revenue		$22,662	$23,327	$22,919	$22,999	$21,501

Total non-interest expense		$12,958	$14,260	$12,795	$14,444	$13,625
Adj: Merger, acquisition and integration expenses		(677)	(1,253)	--	--	--
Adj: Branch restructure expense (1)		38	(279)	(29)	(1,565)	(41)
Total core noninterest expense		$12,319	$12,728	$12,766	$12,879	$13,584

Total average assets	(B)	$2,233,918	$2,246,331	$2,190,240	$2,092,022	$2,019,792
Total average stockholders' equity	(C)	252,755	248,559	242,263	236,247	234,339
Total average tangible stockholders' equity	(D)	203,062	198,609	192,059	185,786	183,624
Total tangible stockholders' equity, period end	(E)	202,720	199,426	194,495	187,618	182,878

Total common shares outstanding, period-end	(F)	37,767,613	37,729,837	37,713,171	37,689,939	37,618,597
Diluted weighted average shares outstanding	(G)	37,982,761	37,921,016	37,883,264	37,880,022	37,833,124

Core earnings per share, diluted	(A/G)	$0.17	$0.16	$0.17	$0.15	$0.13
Tangible book value per share, period-end	(E/F)	$5.37	$5.29	$5.16	$4.98	$4.86

Core return on average assets	(A/B)	1.18%	1.04%	1.15%	1.14%	0.95%
Core return on average equity	(A/C)	10.40%	9.38%	10.36%	10.06%	8.23%
Core return on average tangible equity	(A/D)	12.95%	11.74%	13.07%	12.80%	10.50%
Core efficiency ratio (4)		54.36%	54.56%	55.70%	56.00%	63.18%

(1) This adjustment primarily consists of costs associated with properties disposed or held for sale as a result of branch restructuring, including net (gains) losses on sales, impairment charges, and other expenses such as accelerated depreciation. For the quarter ended March 31,2017, this adjustment also included severance expense totaling $1.1 million resulting from branch and other organizational restructure, primarily due to severance of $0.8 million accrued upon the departure of the former CEO in January 2017.

(2) The Company was required to revalue its deferred tax assets and deferred tax liabilities as a result of the “Tax Cuts and Jobs Act” signed into law on December 22, 2017. The impact was a one-time, non-cash charge to income tax provision on the income statement.

(3) The tax effect is calculated at the Company’s blended statutory rate of 39.14% for adjustments that impact taxable income for periods in 2017 and 38.29% for periods ending in 2016.

(4) Core efficiency ratio is a non-GAAP ratio that is calculated by dividing core noninterest expense by total core revenue (the sum of net interest income and core noninterest income). Other companies may define and calculate this data differently.